HF Foods Acquires Leading Seafood Supplier Great Wall Group

Las Vegas, NV – January 4, 2022 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the United States (“HF Foods”, “HF Group” or the “Company”), announced today it has completed the acquisition of the business operations of Great Wall Seafood Supply Inc., Great Wall Restaurant Supplier Inc. and First Mart Inc. (collectively the “Great Wall Group”).

The Great Wall Group is one of the largest frozen seafood suppliers servicing the Asian/Chinese restaurant market in the nation and generates combined annual revenue of approximately $170 million pre-pandemic and about $200 million assuming revenue remains steady with its most recent quarter. Specifically, the Great Wall Group has had a dominant presence in the Midwest, Southwest, and Southern regions since its inception in 1996. The Great Wall Group works with vendors globally, from regions such as China, Canada, South America, and New Zealand, with thousands of cargo containers transported annually.

The transaction, structured as an asset purchase, was completed on December 30, 2021, for mixed consideration of cash and stock.

“I am excited with the successful purchase of the Great Wall Group operations,” said HF Group Chairman Russell T. Libby. “Their leadership position in the frozen seafood industry and extensive distribution network, particularly in states where HF Foods does not have a presence, complements the strengths of our existing network and supports our strategic goals of growth by acquisition and providing superior product choices to our customers.”

Peter Zhang, CEO of HF Foods, added: “The acquisition doubles our distribution network to over 40 states covering approximately 80% of the United Sates (excluding Alaska and Hawaii) and propels us to over a billion dollars in projected 2022 revenue. The combined entity now serves over 12,500 restaurant customers or about 30% of the nation’s Asian/Chinese restaurant establishments. We will continue to solidify our market leadership position to deliver long-term shareholder value through organic growth and acquisitions such as this.”

Mr. Zhang continued, “On behalf of the Company, I sincerely welcome Mr. Bo Wong and the rest of the Great Wall Group employees to our HF Group family.”

Bo Wong, Founder and President of the Great Wall Group, said: “We are excited to be part of HF Foods Group. With HF’s nationwide distribution network and market leadership position in the food service industry, the Asian/Chinese hospitality sector will certainly appreciate the newfound strength and expertise of HF Group to better support their needs. I am thankful for the warm welcome and I believe our employees will find this to be a fulfilling new home.”

About HF Foods Group Inc.
HF Foods Group Inc., headquartered in Las Vegas, Nevada, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. With 16 distribution centers strategically located throughout the nation, HF Foods aims to supply the increasing demand for Asian American restaurant cuisine. With an in-house proprietary ordering and inventory control network, more than 12,500 established customers in over 40 states, and strong relations with growers and suppliers of food products in the US, South America and China, HF Foods Group is able to offer fresh, high-quality specialty restaurant foods and supplies at economical prices to its large and growing base of customers. For more information, please visit www.hffoodsgroup.com

Forward-Looking Statements
All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, unfavorable macroeconomic conditions in the United States, competition in the food service distribution industry, particularly the entry of new competitors into the Chinese/Asian restaurant market niche, increases in fuel costs or commodity prices, disruption of relationships with vendors and increases in product prices, U.S. government tariffs on products imported into the United States, particularly from China, changes in consumer eating and dining out habits, disruption of relationships with or loss of customers, our ability to execute our acquisition strategy, availability of financing to execute our acquisition strategy, failure to retain our senior management and other key personnel, our ability to attract, train and retain employees, changes in and enforcement of immigration laws, failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws, product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations, failure to protect our intellectual property rights, any cyber security incident, other technology disruption, or delay in implementing our information technology systems, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Investor Relations Contact:
Gateway Investor Relations
Cody Slach
Tel 1-949-574-3860
HFFG@gatewayir.com